GENWORTH VARIABLE INSURANCE TRUST
GENWORTH GOLDMAN SACHS ENHANCED CORE BOND INDEX FUND
REGISTRATION # 811-22205
ATTACHMENT 77 0

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	SELLING UNDERWRITER	LIST OF UNDERWRITERS
03/08/10	Ameriprise Financial	275,000	750,000,000	Morgan Stanley	Credit Suisse Securities, Goldman Sachs, Morgan Stanley, Merrill Lynch, HSBC, JPMorgan, Wells Fargo
06/21/10	Covidien International Finance SA	200,000	600,000,000	Morgan Stanley	Barclays Capital, Goldman Sachs, Morgan Stanley, Banc of America, BNP Paribas, Citigroup Global Markets, Deutsche Bank